Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Fred Halvin	Julie Craven
(507) 437-5007	(507) 437-5345
fdhalvin@hormel.com	jhcraven@hormel.com

HORMEL FOODS REPORTS THIRD QUARTER RESULTS

AUSTIN, Minn., August 24, 2006 (BUSINESS WIRE) – Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal 2006 third quarter.

HIGHLIGHTS

•                  Diluted EPS of $.43, up 16 percent from $.37 per share in 2005

•                  Dollar sales of $1.41 billion increased 4 percent from 2005 (up 3 percent excluding acquisitions)

•                  Volume up 2 percent compared to last year (up 1 percent excluding acquisitions)

•                  Grocery Products operating profit up 19 percent; volume up 8 percent (up 2 percent excluding acquisitions); dollar sales up 10 percent (up 3 percent excluding acquisitions)

•                  Refrigerated Foods operating profit down 15 percent; volume up 2 percent; dollar sales up 2 percent

•                  Jennie-O Turkey Store operating profit down 5 percent; volume down 6 percent; dollar sales up 1 percent

•                  Specialty Foods operating profit up 45 percent; volume up 8 percent (up 8 percent excluding acquisitions); dollar sales up 10 percent (up 9 percent excluding acquisitions)

•                  All Other operating profit up 62 percent; volume up 7 percent; dollar sales up 7 percent

Hormel Foods Corporation (NYSE: HRL), the multinational marketer of consumer-branded meat and food products, today reported fiscal 2006 third quarter net earnings of $59.6 million, up 15 percent from earnings of $51.8 million a year earlier.  Diluted earnings per share for the quarter were $.43 this year compared to $.37 per share last year and sales totaled $1.41 billion, up from $1.36 billion in fiscal 2005.

Pretax earnings for the third quarter of fiscal 2006 included a $4.9 million charge ($.02 per share) for expenses relating to non-qualified plan final settlements due to executive retirements that occurred at the beginning of the fiscal year.  There is also a $6.2 million benefit ($.03 per share) from a litigation settlement included in the third quarter’s results.

For the nine months ended July 30, 2006, net earnings were $196.1 million, or $1.41 per diluted share (up 14 percent), compared to $172.4 million a year ago, or $1.23 per diluted share.  Sales totaled $4.19 billion, up 6 percent, from $3.94 billion in the same period last year.

Pretax earnings for the nine months include a $11.8 million ($.06 per share) charge for expenses relating to non-qualified plan settlements due to executive retirements, $9.2 million ($.04 per share) charge for expenses relating to the adoption of SFAS 123(R) (Share-Based Payment) and a $6.2 million ($.03 per share) benefit from a litigation settlement.

COMMENTARY

“Our strategy to build bigger, stronger brands and grow our value-added portfolio continued to allow us to deliver very good results in the third quarter,” said Jeffrey M. Ettinger, president and chief executive officer.   “Our balanced portfolio once again proved its value in the quarter as the strength in Grocery Products, Specialty Foods and the Other segments more than offset the lower operating profit in the Refrigerated Foods and Jennie-O Turkey Store segments,” Ettinger continued.  “The weakness in the Refrigerated Foods segment was caused by an unexpected spike in hog prices in the middle of the quarter, causing margin pressure on certain items in the portfolio. As expected, the Jennie-O Turkey Store segment had a difficult comparison due to a strong quarter last year.  Higher energy, distribution and package costs remained a burden for all segments in the quarter,” Ettinger commented.

“The improved results in the Grocery Products segment were driven by growth in key categories like chili and microwave.  The Valley Fresh acquisition that was completed in April also made a positive contribution to the Grocery Products segment.  The integration of this business is on plan and we should see the benefits accelerate as we continue to transfer production from a third party production facility to our Valley Fresh facility.  The Specialty Foods and Other segments also continued their strong performance from the first half,” Ettinger stated.

“I am pleased with the direction and momentum of our business,” Ettinger said. “The combination of our focused strategy, disciplined investment decisions on acquisitions and the appropriate reinvestment in the business has built a solid platform for growth.  I feel comfortable that the earnings power in front of Hormel Foods will allow us to meet our targeted growth objectives and I am excited about the opportunities that lie ahead,” Ettinger concluded.

SEGMENT OPERATING HIGHLIGHTS

Grocery Products (14% of Net Sales, 28% of Total Operating Profit)

The Grocery Products segment reported its second consecutive quarter of improved operating profit, net sales and volume.   HORMEL chili and the microwave category were the key contributors with double-digit sales growth.  The 15 oz. microwave chili bowl helped drive sales.  Other growth areas were HORMEL bacon bits and hash.  Operating profit margins improved to 13.8 percent from 12.7 percent a year ago because of a better product mix.  Cost pressures in the quarter included higher costs for imported beef raw materials and freight.

Refrigerated Foods (53% of Net Sales, 26% of Total Operating Profit)

Refrigerated Foods reported 15 percent lower operating profit primarily from an unexpected sharp rise in pork costs in the quarter.  This caused margin pressure on certain items because pricing was not able to keep up with the increase in raw material costs.  Despite this disruption, the focus remained on growing the value-added business.  Retail items reporting double-digit growth included convenience bacon, HORMEL sliced pepperoni, HORMEL party trays, DILUSSO DELI COMPANY products and HORMEL ALWAYS TENDER flavored meats.  The national rollout of HORMEL NATURAL CHOICE deli sandwich meats continues to be successful, achieving very good distribution levels.  The Foodservice business unit reported double-digit growth in premium pork, AUSTIN BLUES/CAFÉ H and pizza toppings. The segment received a net benefit after combining the charge for the non-qualified plan settlements and the credit for the litigation settlement.

Jennie-O Turkey Store (19% of Net Sales, 27% of Total Operating Profit)

Jennie-O Turkey Store reported lower operating profits primarily from higher energy costs and lower returns on thigh meat compared to a year-ago.   Volume was down 6 percent due to a reduction in the number of live birds processed and lower commodity sales.  Value-added volume grew 9 percent in the quarter with contributions coming from all three channels; retail, deli and foodservice.  Our strategy to convert commodity into value-added items provides a more stable earnings base because fewer pounds are dependent on the commodity markets.  Value-added products/categories reporting growth include Oven Ready items, frozen turkey burgers, deli and rotisserie products.  The Jennie-O Turkey Store tub luncheon meat, which was introduced during the second quarter, continued to gain distribution.  Turkey meat markets strengthened in the quarter for both breast and thigh meat due to strong demand and lower than expected supply.  However, thigh meat markets remain below a year ago.  While industry egg set and poult placement numbers continue to be above last year, lower flock livability and the heat waves this summer have slowed production.  The segment received a net benefit after combining the charge for the non-qualified plan settlements and the credit for the litigation settlement.

Specialty Foods (10% of Net Sales, 11% of Total Operating Profit)

Specialty Foods reported a 45 percent increase in operating profits driven by sales growth and improved product mix.  Improvements from all three businesses, Diamond Crystal Brands, Hormel Specialty Products and Century Foods International, were reported in sales and operating profits.  Products contributing to the results were sugar and sugar substitute packets, liquid portions, nutritional pouches and canned meat items.  There has been a significant improvement in this business over the last year driven by several initiatives that should allow the momentum to continue.

All Other (4% of Net Sales, 8% of Total Operating Profit)

The All Other segment increased sales by 7 percent and operating profit by 62 percent driven by outstanding results from both operating segments, International and Dan’s Prize.  International reported an 18 percent improvement in the export sales of the SPAM family of products, improved margins on pork exports and continued improvement from the China operations.  Dan’s Prize reported significantly better margins for the quarter.

General

The Other income and net interest was a higher expense because of a $3.4 million lower return on the Rabbi Trust.

The effective tax rate was lower than expected because of a $2.8 million after tax discrete tax benefit that was recognized in the third quarter.

OUTLOOK

“Fiscal 2006 is shaping up to be another very good year for Hormel Foods,” Ettinger commented.  “In the first three quarters, our segments have executed on the strategy to grow the value-added business and strengthen our brands, which will provide momentum into the fourth quarter. However, we will be facing a difficult fourth quarter comparison because of the exceptional results delivered by Jennie-O Turkey Store last year,” Ettinger continued.

“Based on our current expectations for the rest of the year, we are tightening our guidance for the full year from a range of $1.94 - $2.04, to a range of $1.98 - $2.04.  Our GAAP earnings guidance for the fourth quarter of fiscal 2006 is in a range of $0.57 - $0.63 per share,” Ettinger concluded.

DIVIDENDS

Effective August 15, 2006, the company paid its 312th consecutive quarterly dividend.  The annual rate is $.56 per share.

CONFERENCE CALL

A conference call will be Webcast at 9:30 a.m. CT on Thursday, August 24, 2006.  Access is available at www.hormel.com.  If you do not have Internet access and want to listen to an audio replay, call 800-642-1687 in the United States and 706-645-9291 internationally and enter conference call ID 4580383.  The Webcast replay will be available at 12:00 (noon) CT, August 24, and archived for one year.  The audio replay will be available beginning at 10:30 a.m. CT on Thursday, August 24, 2006, through 11:00 p.m. CT on September 24, 2006.

ABOUT HORMEL FOODS CORPORATION

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For the past five years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products that are highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the cautionary statement regarding Forward-Looking Statements that appears on pages 31-34 in the company’s Annual Report for the fiscal year ended October 30, 2005, which can be accessed at www.hormel.com under “Investor”.

Segment Data

Fiscal 2006 Third Quarter Segment Operating Results (in Thousands)

	THIRD QUARTER – 13 WEEKS ENDED
		Restated*
	July 30, 2006	July 31, 2005	% Change
SALES
Grocery Products	$199,545	$182,029	9.6
Refrigerated Foods	742,014	725,883	2.2
Jennie-O Turkey Store	267,754	266,055	0.6
Specialty Foods	146,583	133,403	9.9
All Other	50,998	47,651	7.0
Total	$1,406,894	$1,355,021	3.8

OPERATING PROFIT
Grocery Products	$27,525	$23,089	19.2
Refrigerated Foods	25,278	29,712	(14.9)
Jennie-O Turkey Store	25,715	26,936	(4.5)
Specialty Foods	10,989	7,569	45.2
All Other	7,652	4,719	62.2
Total segment operating profit	97,159	92,025	5.6
Net interest and investment income	(7,216)	(4,425)	(63.1)
Gen. corporate expense	(2,410)	(5,539)	56.5
Income before tax	$87,533	$82,061	6.7

*Retrospective application of FIFO inventory valuation

	YEAR TO DATE – 39 WEEKS ENDED
		Restated*
	July 30, 2006	July 31, 2005	% Change
SALES
Grocery Products	$604,457	$566,490	6.7
Refrigerated Foods	2,187,805	2,062,166	6.1
Jennie-O Turkey Store	789,407	777,031	1.6
Specialty Foods	454,761	374,323	21.5
All Other	151,742	156,079	(2.8)
Total	$4,188,172	$3,936,089	6.4

OPERATING PROFIT
Grocery Products	$90,909	$86,523	5.1
Refrigerated Foods	94,154	91,065	3.4
Jennie-O Turkey Store	92,034	94,522	(2.6)
Specialty Foods	33,534	19,007	76.4
All Other	21,539	13,726	56.9
Total segment operating profit	332,170	304,843	9.0
Net interest and investment income	(15,959)	(12,414)	(28.6)
Gen. corporate expense	(26,780)	(18,465)	(45.0)
Income before tax	$289,431	$273,964	5.6

*Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
		Restated*		Restated*
	7-30-2006	7-31-2005	7-30-2006	7-31-2005

Net sales	$1,406,894	$1,355,021	$4,188,172	$3,936,089

Cost of products sold	1,084,740	1,053,748	3,181,544	3,019,802

GROSS PROFIT:	322,154	301,273	1,006,628	916,287

Expenses:
Selling and delivery	158,207	144,490	471,850	420,772

Marketing	29,180	29,379	95,036	90,288

Administrative & general	40,028	41,817	138,062	123,675

TOTAL EXPENSES:	227,415	215,686	704,948	634,735

Equity in earnings of affiliates	10	899	3,710	4,826

OPERATING INCOME:	94,749	86,486	305,390	286,378

Other income & expenses:
Interest & investment income	(661)	2,898	3,232	8,389

Interest expense	(6,555)	(7,323)	(19,191)	(20,803)

EARNINGS BEFORE INCOME TAXES:	87,533	82,061	289,431	273,964

Provision for income taxes	27,982	30,299	93,296	101,591
(effective tax rate)	31.97%	36.92%	32.23%	37.08%

NET EARNINGS	$59,551	$51,762	$196,135	$172,373

NET EARNINGS PER SHARE (Basic)	$.43	$.38	$1.42	$1.25
NET EARNINGS PER SHARE (Diluted)	$.43	$.37	$1.41	$1.23

*Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		Restated*
	July 30, 2006	October 30, 2005
	(In Thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$132,189	$131,046
Short-term marketable securities	7,110	38,500
Accounts receivable	291,066	301,001
Inventories	579,900	534,572
Deferred income taxes	45,384	39,428
Prepaid expenses & other current assets	27,138	20,691

TOTAL CURRENT ASSETS	1,082,787	1,065,238

INTANGIBLES	694,057	641,686

OTHER ASSETS	293,592	261,960

PROPERTY, PLANT & EQUIPMENT, NET	908,745	877,676

TOTAL ASSETS	$2,979,181	$2,846,560

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$572,575	$583,172

LONG-TERM DEBT – LESS CURRENT MATURITIES	350,073	350,430

OTHER LONG-TERM LIABILITIES	313,060	314,228

SHAREHOLDERS’ INVESTMENT	1,743,473	1,598,730

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$2,979,181	$2,846,560

*Retrospective application of FIFO inventory valuation

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirty-Nine Weeks Ended
		Restated*
	7-30-2006	7-31-2005
	(In Thousands)
OPERATING ACTIVITIES
Net earnings	$196,135	$172,373
Adjustments to reconcile to net cash provided by Operating activities:
Depreciation	81,661	79,499
Amortization of intangibles	8,035	7,092
Equity in earnings of affiliates	(3,308)	(4,705)
Provision for deferred income taxes	(5,063)	(12,063)
(Gain) Loss on property/equipment sales and plant facilities	(741)	164
Changes in operating assets and liabilities net of acquisitions:
Decrease in accounts receivable	12,964	37,533
(Increase) in inventories, prepaid expenses, and other current assets	(47,568)	(24,245)
(Increase) Decrease in net pension assets	(27,277)	13,162
(Decrease) Increase in accounts payable and accrued expenses	(57,927)	2,341
Other	11,469	4,833
NET CASH PROVIDED BY OPERATING ACTIVITIES	168,380	275,984

INVESTING ACTIVITIES
Sale of available-for-sale securities	153,650	185,800
Purchase of available-for-sale securities	(122,260)	(76,800)
Acquisitions of businesses	(75,013)	(339,944)
Purchases of property / equipment	(107,678)	(78,212)
Proceeds from sales of property / equipment	4,714	1,719
Decrease (Increase) in investments, equity in affiliates, and other assets	542	(2,588)
Dividends from affiliates	811	775
NET CASH USED IN INVESTING ACTIVITIES	(145,234)	(309,250)

FINANCING ACTIVITIES
Proceeds from short-term debt	80,000	115,000
Principal payments on short-term debt	(40,000)	(55,000)
Principal payments on long-term debt	(353)	(5,035)
Dividends paid on common stock	(56,515)	(51,469)
Stock repurchase	(12,809)	(22,592)
Other	7,674	7,374
NET CASH USED IN FINANCING ACTIVITIES	(22,003)	(11,722)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,143	(44,988)
Cash and cash equivalents at beginning of year	131,046	179,881

CASH AND CASH EQUIVALENTS AT END OF QUARTER	$132,189	$134,893

*Retrospective application of FIFO inventory valuation